                                                                     Exhibit 5.1


                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]


                                 August 9, 2002

Robotic Vision Systems, Inc.
5 Shawmut Road
Canton, Massachusetts 02021

         Re:  Registration Statement on Form S-3
              File Number 333-97359

Ladies and Gentlemen:

         We have acted as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Issuer"), in connection with the preparation of the Issuer's registration statement (the "Registration Statement") on Form S-3, as amended (Registration No. 333-97359), being filed concurrently herewith with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration under the Securities Act of (i) up to 476,434 shares (the "Convertible Note Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon future conversion of certain promissory notes (including interest thereunder) heretofore issued by the Company and which are due and payable in January 2004 (the "Convertible Notes"),
(ii) up to 30,885 shares of Common Stock (the "2006 Warrant Shares") issuable upon future exercises of certain common stock purchase warrants heretofore issued by the Company and which will expire in January 2006 (the "2006 Warrants"), (iii) up to 160,691 shares of Common Stock (the "January 2007 Warrant Shares") issuable upon future exercises of certain common stock purchase warrants heretofore issued by the Company and which will expire in January 2007 (the "January 2007 Warrants") and (iv) up to 30,000 shares of Common Stock (the "February 2007 Warrant Shares") issuable upon future exercises of certain common stock purchase warrants heretofore issued by the Company and which will expire in February 2007 (the "February 2007 Warrants"), all of which have been included in the Registration Statement for the account of the several persons identified therein as the Selling Stockholders.

         In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Issuer, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Issuer and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

Robotic Vision Systems, Inc.
August 9, 2002


         (1) The Convertible Note Shares have been duly and validly authorized and, if and when issued in accordance with the terms of the Convertible Notes and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         (2) The 2006 Warrant Shares have been duly and validly authorized and, if and when issued and paid for in accordance with the terms of the 2006 Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         (3) The January 2007 Warrant Shares have been duly and validly authorized and, if and when issued and paid for in accordance with the terms of the January 2007 Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         (4) The February 2007 Warrant Shares have been duly and validly authorized and, if and when issued and paid for in accordance with the terms of the February 2007 Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law and does not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                          Very truly yours,

                                          SONNENSCHEIN NATH & ROSENTHAL



                                          By:  /s/ Ira Roxland
                                              ------------------------------
                                                   A Member of the Firm